Exhibit 99.A

JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments filed by any of us will be, filed on behalf of each of us.

Dated: October 6, 2005

STOCKHOLDERS:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Babson Capital Management LLC, its Investment Adviser

	By:	/s/ Robert D. Erwin
	Printed:	Robert D. Erwin
	Title:	Managing Director

MASSMUTUAL HIGH YIELD PARTNERS II LLC
	By:	HYP Management LLC, its Managing Member
	By:	/s/ Robert D. Erwin
	Printed:	Robert D. Erwin
	Title:	Vice President

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED
By: Babson Capital Management LLC under delegated authority from Massachusetts Mutual Life Insurance Company as Investment Manager

	By:	/s/ Robert D. Erwin
	Printed:	Robert D. Erwin
	Title:	Managing Director

/s/ Andrew McNally IV
Andrew McNally IV

/s/ Forrest E. Crisman, Jr.
Forrest E. Crisman, Jr.

/s/ Ralph R. Whitney, Jr.
Ralph R. Whitney, Jr.

/s/ Glenn Scolnik
Glenn Scolnik

/s/ Michael T. Furry
Michael T. Furry

/s/ Richard A. Place
Richard A. Place

/s/ Brett R. Meinsen
Brett R. Meinsen